Exhibit 4.1

NUMBER	UNITS

U-__________

SEE REVERSE FOR CERTAIN DEFINITIONS	GALILEO ACQUISITION CORP.

CUSIP G3770A 128

UNITS CONSISTING OF ONE ORDINARY SHARE AND

ONE REDEEMABLE WARRANT

THIS CERTIFIES THAT _______________________________________________________________________________________________ is the owner of _______________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one ordinary share, par value US$0.0001 per share, of GALILEO ACQUISITION CORP., a Cayman Islands exempted company (the “Company”) and one redeemable warrant. Each redeemable warrant entitles the holder thereof to purchase one ordinary share at a price of US$11.50 per share (subject to adjustment), upon the later to occur of (i) the Company’s completion of an initial merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities (a “Business Combination”) or (ii) 12 months from the closing of the Company’s initial public offering. Each warrant expires five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption.

The ordinary shares and warrant(s) comprising the Unit(s) represented by this Certificate are not transferable separately until ninety (90) days after the date of the prospectus relating to the initial public offering of the Company, unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading, provided that we have filed with the United States Securities and Exchange Commission a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of the initial public offering.

The terms of the warrants are governed by a warrant agreement (the “Warrant Agreement”), dated as of [•], 2019, between the Company and Continental Stock Transfer & Trust Company, as the warrant agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of the Warrant Agreement is on file at the office of the warrant agent at One State Street, 30th Floor, New York, New York 10004, USA, and is available to any warrant holder, respectively, on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

By:

	Chief Executive Officer	Secretary

GALILEO ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT -	as tenants by the entireties		(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		under U.S. Uniform Gifts to Minors
Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

________________________________________________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying ordinary shares from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective ordinary shares underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

SPECIMEN WARRANT CERTIFICATE

NUMBER	[•] WARRANTS
WA-

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, FIVE YEARS FROM THE CLOSING DATE OF THE COMPANY'S INITIAL

BUSINESS COMBINATION)

GALILEO ACQUISITION CORP.

CUSIP G3770A 110

WARRANT

THIS WARRANT CERTIFIES THAT, for value received, or registered agents, is the registered holder of a Warrant or Warrants (the “Warrant”), expiring on a date which is five (5) years from the completion of the Company’s initial business combination, to purchase one fully paid and non-assessable ordinary share (the “Warrant Shares”), par value US$0.0001 per share (the “Ordinary Shares”), of GALILEO ACQUISITION CORP., a Cayman Islands exempted company (the “Company”), for each Warrant evidenced by this Warrant Certificate. This Warrant Certificate is subject to and shall be interpreted under the terms and conditions of the Warrant Agreement (as defined below).

The Warrant entitles the holder thereof to purchase from the Company, from time to time, in whole or in part, commencing on the later to occur of (i) the completion of the Company's initial business combination and (ii) twelve (12) months following the closing of the Company’s initial public offering, such number of Warrant Shares at the price of US$11.50 per share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of Continental Stock Transfer & Trust Company (the “Warrant Agent”), such payment to be made subject to the conditions set forth herein and in the Warrant Agreement, dated [·], 2019, between the Company and the Warrant Agent (the “Warrant Agreement”). In no event shall the registered holder(s) of this Warrant be entitled to receive a net-cash settlement in lieu of physical settlement in Warrant Shares of the Company. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price, the Redemption Trigger Price (defined below) and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may be adjusted, subject to certain conditions. The term Warrant Price as used in this Warrant Certificate refers to the price per Warrant Share at which Warrant Shares may be purchased at the time the Warrant is exercised. Only whole Ordinary Shares may be issued upon exercise of this Warrant.

This Warrant will expire on the date first referenced above if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Company prior to such date.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, issue or cause to be issued (by rounding up or down to the nearest whole number) such whole number of Ordinary Shares issuable on such exercise (and such fraction of an Ordinary Share will be disregarded).

Upon any exercise of the Warrant for less than the total number of full Warrant Shares provided for herein, there shall be issued to the registered holder(s) hereof or its assignee(s) a new Warrant Certificate covering the number of Warrant Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder(s) hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder(s) as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder(s), and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder(s) to any of the rights of a shareholder of the Company.

After the Warrant becomes exercisable and prior to its expiration date, the Company reserves the right to call the Warrant at any time, with a notice of call in writing to the holder(s) of record of the Warrant, giving 30 days' notice of such call if the last reported sale price of the Warrant Shares has been equal to or greater than US$18.00 per share (the “Redemption Trigger Price”) of the Warrant Price for any 20 trading days within a 30 consecutive trading day period ending on the third business day prior to the date on which notice of such call is given, provided that (i) a registration statement under the Act with respect to the Ordinary Shares issuable upon exercise must be effective and a current prospectus must be available for use by the registered holders hereof or (ii) the Warrants may be exercised on cashless basis as set forth in the Warrant Agreement and such cashless exercise is exempt from registration under the United States Securities Act of 1933, as amended. The call price is US$0.01 per Warrant Share.

If the foregoing conditions are satisfied and the Company calls the Warrant for redemption, each holder will then be entitled to exercise his, her or its Warrant prior to the date scheduled for redemption; provided that the Company may require the Registered Holder who desires to exercise the Warrant, to elect cashless exercise as set forth in the Warrant Agreement, and such Registered Holder must exercise the Warrants on a cashless basis if the Company so requires. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price.

This Warrant shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

WARRANT AGENT

BY:

AUTHORIZED OFFICER

DATED:

(Signature)

CHIEF EXECUTIVE OFFICER

(Signature)

SECRETARY

[REVERSE OF CERTIFICATE]

SUBSCRIPTION FORM

To Be Executed by the Registered Holder(s) in Order to Exercise Warrants

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Ordinary Shares in accordance with the terms of this Warrant Certificate and pursuant to the method selected below.

Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant Certificate. PLEASE CHECK ONE METHOD OF PAYMENT:

a “Cash Exercise” with respect to Warrant Shares; and/or

a “Cashless Exercise” with respect to Warrant Shares because on the date of this exercise, there is no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the resale of the Warrant Shares, in which event the Company shall deliver to the registered holder(s) Ordinary Shares pursuant to Section 3.3.2 of the Warrant Agreement.

The undersigned requests that a certificate for such shares be registered in the name(s) of

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder(s) at the address(es) stated below:

Dated:

(SIGNATURE(S))

(ADDRESS(ES))

(TAX IDENTIFICATION NUMBER(S))

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, hereby sell(s), assign(s), and transfer(s) unto

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS(ES))

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and to be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES))

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE(S))

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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